EXHIBIT 99.2

NEEDLETECH PRODUCTS, INC. AND AFFILIATE
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

ASSETS
	June 30, 2008 (Unaudited)	December 31, 2007
CURRENT ASSETS
Cash and cash equivalents	$3,087	$2,910
Marketable securities	426	443
Trade accounts receivable	1,789	1,699
Inventories	2,664	2,530
Deferred income tax asset	225	81
Prepaid expenses and other current assets	215	128
Total current assets	8,406	7,791

PROPERTY AND EQUIPMENT, NET	4,116	3,842

OTHER ASSETS
Marketable securities – long term	1,591	1,585
Other	5	5
	1,596	1,590

Total assets	$14,118	$13,223

The accompanying notes are an integral part of these consolidated statements.

NEEDLETECH PRODUCTS, INC.
 CONDENSED CONSOLIDATED BALANCE SHEETS - Continued
(Amounts in thousands)

LIABILITIES, REDEEMABLE COMMON STOCK AND SHAREHOLDERS’ EQUITY
	June 30, 2008 (Unaudited)	December 31, 2007
CURRENT LIABILITIES
Accounts payable	$378	$490
Accrued salaries, wages and payroll taxes	283	192
Accrued 401(k) contribution	96	166
Income taxes payable	438	431
Customer deposits	137	137
Other current liabilities	108	89
Total current liabilities	1,440	1,505

DEFERRED INCOME TAXES	324	350

Total liabilities	1,764	1,855

REDEEMABLE COMMON STOCK OWNED BY ESOP	2,796	2,796

SHAREHOLDERS’ EQUITY
Common stock	91	91
Retained earnings	9,348	8,320
Accumulated other comprehensive income	46	90
Non-controlling interest of affiliate	73	71
Total shareholders’ equity	9,558	8,572

Total liabilities, redeemable common stock and shareholders’ equity	$14,118	$13,223

The accompanying notes are an integral part of these consolidated statements.

NEEDLETECH PRODUCTS, INC. AND AFFILIATE
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
(Amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenue
Product sales	$4,404	$4,091	$8,774	$7,999
Net fee income	-	39	82	77
	4,404	4,130	8,856	8,076

Cost of sales	2,883	2,410	5,763	4,871
Gross profit	1,521	1,720	3,093	3,205

Operating expenses
Selling, general and administrative	420	298	860	612
Research and development	137	139	274	281
Loss on sale of equipment	-	2	-	2
	557	439	1,134	895

Earnings from operations	964	1,281	1,959	2,310

Other income
Interest and investment income	14	35	34	47
Other	-	2	2	2
	14	37	36	49

Earnings before income taxes	978	1,318	1,995	2,359

Income tax expense	397	510	809	914

Net earnings before income of
non-controlling interest of affiliate	581	808	1,186	1,445

Less: Net earnings of non-controlling interest of affiliate	2	1	2	1

NET EARNINGS	$579	$807	$1,184	$1,444

The accompanying notes are an integral part of these consolidated statements.

NEEDLETECH PRODUCTS, INC. AND AFFILIATE
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(Amounts in thousands)

	Six Months Ended June 30,
	2008	2007
Cash flows from operating activities
Net earnings	$1,184	$1,445
Adjustments to reconcile net earnings to net cash provided by operating activities
Net earnings of non-controlling affiliate	2	1
Depreciation and amortization	258	235
Deferred income taxes	(114)	29
Loss on sale of equipment	-	2
Provision for allowances	(31)	(12)
Realized gain on sale of marketable securities	(7)	(51)
Changes in assets and liabilities:
Accounts receivable	(87)	(98)
Inventories	(106)	(501)
Prepaid expenses and other current assets	(87)	-
Other assets	-	2
Trade accounts payable	(112)	413
Accrued salaries, wages and payroll taxes	91	57
Accrued 401(k) contribution	(70)	(70)
Income taxes payable	7	211
Customer deposits	-	137
Other current liabilities	19	123
Net cash provided by operating activities	947	1,923
Cash flows from investing activities
Purchases and construction of property and equipment	(532)	(422)
Purchases of marketable securities	(923)	(1,122)
Maturities of marketable securities	75	160
Proceeds from sales of marketable securities	766	448
Net cash used by investing activities	(614)	(936)
CASH FLOWS FROM FINANCING ACTIVITIES
Cash dividends paid	(156)	(625)
Net cash used by financing activities	(156)	(625)
NET INCREASE IN CASH AND CASH EQUIVALENTS	$177	$362
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	2,910	1,628
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$3,087	$1,990

The accompanying footnotes are an integral part of these consolidated statements.

NEEDLETECH PRODUCTS, INC. AND AFFILIATE
 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED
(UNAUDITED)
(Amounts in thousands)

	Six Months Ended June 30,
	2008	2007
Supplementary cash flow disclosure:
Taxes paid	$886	$667

The accompanying footnotes are an integral part of these consolidated statements.

NEEDLETECH PRODUCTS, INC. AND AFFILIATE
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2008
(Unaudited)

NOTE A - BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS

The unaudited interim consolidated financial statements included herein reflect the operations of NeedleTech Products, Inc. and a Variable Interest Entity(“VIE”) for which NeedleTech Products, Inc. is the primary beneficiary.  All significant accounts and transactions between NeedleTech Products, Inc. and the VIE have been eliminated.  NeedleTech Products, Inc. and the VIE are together referred to as "NeedleTech" and the "Company" in these notes.  These statements reflect all adjustments that are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the periods presented. All such adjustments are of a normal recurring nature. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. These unaudited financial statements and notes should be read in conjunction with the audited consolidated financial statements and notes for the years ended December 31, 2007 and 2006, included in this Form 8-K/A. Comprehensive income is not presented for the interim periods included herein as the other comprehensive income items for the periods are not material.  The results of operations for the six and three months ended June 30, 2008 and 2007 are not necessarily indicative of the results to be expected for a full year.

NeedleTech is a manufacturer of specialty needles and related medical devices.  The Company’s current products include coaxial needles, biopsy needles, access trocars, brachytherapy needles, guidewire introducer needles, spinal needles, disposable veress needles, and other needle-based products.  End markets served include the cardiology, orthopedic, pain management, endoscopy, spine, urology, and veterinary markets.  The Company sells its products primarily to original equipment manufacturers.  The non-controlling interest of affiliate owns real estate, which is utilized in the Company’s operations.

NOTE B – RECENTLY ISSUED ACCOUNTING STANDARDS

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with SFAS Statement No. 109, Accounting for Income Taxes. FIN 48 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. FASB Staff Position No. FIN 48-2 (as amended), delayed the effective date of FIN 48 for nonpublic enterprises to the annual financial statements for fiscal years beginning after December 15, 2007.  Accordingly, FIN 48 would be effective in the Company’s year ended December 31, 2008 financial statements. The Company does not currently believe the adoption of FIN 48 will have a material impact on its financial statements.

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 was effective for the Company on January 1, 2008.  However, in February 2008 the FASB released FASB Staff Position No. FAS 157-2, Effective Date of FASB Statement No. 157, which delayed the effective date of SFAS 157 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed in the financial statements at fair value at least annually.  Accordingly, the Company has adopted the provisions of SFAS 157 only with respect to its financial assets and liabilities as of January 1, 2008. The adoption of SFAS 157 for the Company’s financial assets and liabilities did not have a material impact on its consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115 (“SFAS 159”).  SFAS 159 permits entities to choose to measure eligible items at fair value at specified election dates and report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date.  SFAS No. 159, which the Company adopted on January 1, 2008, did not have a material impact on its consolidated financial statements. As permitted under SFAS 159, the Company has currently chosen not to elect the fair value option for any items that are not already required to be measured at fair value in accordance with accounting principles generally accepted in the United States.

NOTE C - INVENTORIES

Inventories are stated at the lower of cost or market. Cost is determined based on weighted average cost, which approximates the first-in, first-out (FIFO) method. Market is replacement cost or net realizable value. The Company estimates reserves for inventory obsolescence based upon management’s judgment of future realization. Inventories were comprised of the following (in thousands):

	June 30, 2008	December 31, 2007
Raw materials	$929	$756
Work in process	1,088	1,175
Finished goods	729	709
	2,746	2,640
Allowance for obsolete inventory	(82)	(110)
Total	$2,664	$2,530

NOTE D – FAIR VALUE

Effective January 1, 2008, the Company adopted SFAS No. 157, which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. SFAS No. 157 establishes a three-level fair value hierarchy that prioritizes the inputs used to measure fair value. This hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

• Level 1 — Quoted prices in active markets for identical assets or liabilities.
• Level 2 — Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.
• Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The Company's adoption of SFAS No. 157 for its financial assets and liabilities did not have a material impact on its consolidated financial statements. The Company has segregated all financial assets and liabilities that are measured at fair value on a recurring basis (at least annually) into the most appropriate level within the fair value hierarchy based on the inputs used to determine the fair value at the measurement date in the table below. FSP FAS 157-2 delayed the effective date for all nonfinancial assets and liabilities until January 1, 2009, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis.

The Company’s assets measured at fair value on a recurring basis subject to the disclosure requirements of SFAS 157 at June 30, 2008 were as follows (in thousands):

	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total

Marketable securities	$2,017	$-	$-	$2,017

NOTE E – SUBSEQUENT EVENT

On July 28, 2008, Theragenics Corporation purchased all of the outstanding common stock of NeedleTech for $47.8 million in cash.